EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of OMNI Energy Services Corp. of our report dated March 12, 2004, except as to Notes 1, 11, and 13 as they relate to 2003 for which the date is July 29, 2005, with respect to the 2003 consolidated financial statements of OMNI Energy Services Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2005.

•	Form S-3/A No. 333-115040 (OMNI Energy Services Corp. Registration Statement)

•	Form S-8 No. 333-110198 (Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan)

•	Form S-8 No. 333-49409 (OMNI Energy Services Corp. Stock Incentive Plan and Stock Option Agreements with Certain Employees)

•	Form S-8 No. 333-80973 (OMNI Energy Services Corp. 1999 Stock Option Plan Stock Incentive Plan)

•	Form S-8 No. 333-35816 (OMNI Energy Services Corp. 1999 Stock Option Plan)

•	Form S-3 No. 333-69436 (OMNI Energy Services Corp. Registration Statement)

•	Form S-1 No. 333-129138 (OMNI Energy Services Corp. General Form for Registration Securities)

•	Form S-1 No. 333-131696 (OMNI Energy Services Corp. General Form for Registration Securities)

/S/    FITTS, ROBERTS & CO., P.C.

Houston, Texas

March 31, 2006